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                                                                Exhibit 10.19(b)


                           FIRST AMENDMENT TO LEASE
                           ------------------------

     FIRST AMENDMENT TO LEASE dated the 14th day of January, 1997 (this "First Amendment") by and between LEXREAL ASSOCIATES, a New York general partnership, as Landlord (the "Landlord") and YOUNG BROADCASTNG, INC., a Delaware corporation, as Tenant (the "Tenant").

                             W I T N E S S E T H:
                             - - - - - - - - - -

                             Preliminary Statement
                             ---------------------

     WHEREAS, by Lease dated March 29, 1990 (the "Lease"), Tenant leased from Landlord certain premises consisting of the forty-seventh (47th) floor of the building known as 599 Lexington Avenue, New York, New York 10022 (the "Building"). Such premises (referred to in the Lease as the "Premises") are herein referred to as the "Initial Premises"; and

     WHEREAS, Landlord and Tenant desire further to expand the size of the Premises by adding to the Initial Premises certain office space on the twenty-second (22nd) floor of the Building more particularly described on the "Floor Plan With Respect To The First Additional Premises" attached hereto (the "First Additional Premises").

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant confirm and agree as follows:

     1.   LEASE TERM WITH RESPECT TO THE FIRST ADDITIONAL PREMISES. Landlord and
          ------------------------------------ -------------------
Tenant agree that the Lease Term with respect to the First Additional Premises shall commence on the earlier of (a) the Substantial Completion Date with respect to the First Additional Premises or (b) the date upon which Tenant first occupies all or any portion of the First Additional Premises for the conduct of its business operations (the "First Additional Premises Commencement Date"), and shall end on June 30, 2002 (the "First Additional Premises Expiration Date"), or shall end on such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease, as amended by this First Amendment, or pursuant to law.

     2.  CONDITION OF THE FIRST ADDITIONAL PREMISES.
         ------------------------------------------

         (a) The provisions of Article 4 and Exhibit C of the Lease shall apply, mutatis mutandis, to the construction of the First Additional Premises with the
------- --------
following revisions thereto:

              (i) All references to the "Premises" shall mean the First Additional Premises and all references to the "Commencement Date" shall mean the First Additional Premises Commencement Date.

(ii) Schedule C-1 (Landlord's Work) is hereby deleted and "Landlord's Work" shall mean (i) the construction of such demising walls as are necessary to separate the First Additional Premises from the balance of the floor, (ii) the installation of one building standard entry door to the First Additional Premises, (iii) the building standard painting of the First Additional Premises and (iv) the installation of new building standard carpet in the First Additional Premises.

(iii) In Section 4.2(c), the parenthetical "(including the contractor's and/or subcontractors' sign-offs necessary for Tenant's architect to obtain an A-23 from the City Building Department)" is deleted.

(iv) The second grammatical paragraph of Section 4.2(c) is amended to provide that the preliminary notice of the estimated Substantial Completion Date shall be given by Landlord to Tenant at least seven (7) days and not more than thirty
(30) days prior to the estimated Substantial Completion Date.

(v) In the fourth sentence of Section 4.3, the words "member of the firm of Swanke Hayden Connell, or to such other" are deleted.

(vi) In Exhibit C, the "Plan Submission Date" shall mean the date of this First Amendment.

(vii) Section 2(b) of Exhibit C is deleted.

(viii) All references to the "Approved Contractor" in Exhibit C are revised to read "the contractor".

(ix) "Landlord's Construction Representative" shall mean Thomas Hill, Boston Properties, Inc., with an address at the Building, and "Tenant's Construction Representative" shall mean Peter Grazioli, Young Broadcasting, Inc., with an address at the Building.

(x) Section 5 of Exhibit C is deleted and the following substituted therefor:
"Landlord, on Tenant's behalf at Tenant's sole cost and expense, shall file, or cause to be filed, with the appropriate governmental authority or authorities, the Plans and Specifications and shall take whatever action shall reasonably be necessary to obtain and maintain all governmental permits, authorizations, approvals and signoffs which may be required in connection with the Work. Tenant shall cooperate with Landlord in connection with the aforesaid."

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

(xi) In Section 6(a)(v) of Exhibit C, the phrase "in excess of ninety (90) days after Landlord authorizes its contractor to proceed with the Work" is deleted and the following substituted therefor: "in excess of that required for building standard items".

(xii) In the second and third sentences of Section 7 of Exhibit C, the words "five (5) Operating Days" are changed to "two (2) Operating Days".

(xiii) In the second sentence of Section 9 of Exhibit C, the words "seven (7) Days" are changed to "two (2) Operating Days".

(xiv) Section 10 of Exhibit C is deleted and the following substituted therefor:

"10.  Landlord's Performance of the Work; Tenant's Cost.
      -------------------------------------------------

         (a) Landlord shall perform the Work in accordance with Tenant's approved Plans and Specifications. Landlord's Work shall be Without cost to Tenant, but Tenant, prior to and during the progress of the Work, shall pay, as Additional Rent, Tenant's Cost. Upon Landlord's reasonable estimate of Tenant's Cost following approval by Landlord of the Plans and Specifications, Tenant shall promptly pay to Landlord (or, at Landlord's election, to Landlord's general contractor or construction manager), fifty percent (50%) of such estimated Tenant's Cost, and the balance in installments, reasonably specified by Landlord, within ten (10) days after rendition of bills therefor by Landlord, so that the full amount thereof shall be paid during the progress of the Work and the balance, if any, upon demand after the Substantial Completion Date.

         (b) Within a reasonable time (considering the amount of detail required and so as not to affect the time table of the work involved) after receipt of any request by Tenant to change the Plan or Specification, Landlord shall give notice to Tenant of Landlord's estimate of the amount, if any, of Tenant's Cost, including any Change Cost, arising therefrom. Landlord's representatives shall be available to Tenant to discuss such estimate. Tenant shall be deemed to have accepted such estimated amount unless within two (2) Operating Days after receipt thereof Tenant shall give notice to Landlord in detail of any disagreement therewith, in which event Landlord and Tenant shall attempt to resolve such disagreement within three (3) additional Operating Days. If no such notice by Tenant is given, or if agreement is reached, then the estimated amount stated in Landlord's notice, or the amount agreed upon, as the case may be, shall thereafter be deemed accepted as an estimate, by both Landlord and Tenant. If such notice by Tenant is given and no agreement is reached, Landlord shall nevertheless proceed with the Work, but Tenant may direct Landlord to omit any item thereof, subject, however, to Landlord's right to withdraw its approval of the Plans and Specifications by reason of any such omission.

          (c) Landlord shall use reasonable efforts to obtain any Work at a reasonable cost to Tenant, but, in all events, Tenant shall pay Tenant's Cost of any Work. In connection with the foregoing, (i) Landlord shall consult with Tenant, and obtain Tenant's input for the selection of, and costs or fees payable to, the general contractor, architect, and any significant trade contractor, vendor, consultant or engineer performing any of the Work, (ii) Landlord shall keep Tenant's Construction Representative advised as to the status of the Work, and Tenant's Construction Representative shall be entitled to attend project meetings relating to the Work, and (iii) the Work shall be conducted by Landlord on an "open book" basis. Tenant's Construction Representative shall have reasonable access to Landlord's books and records relating to the Work (including those books and records relating to Tenant's
Cost). Nothing contained in this subparagraph (c) shall permit Tenant to delay the completion by Landlord of any of the Work, whether or not the cost thereof is in dispute. If at any time any of the Plans and Specifications are changed by Tenant so as to eliminate or change any item of the Work in progress of engineering, fabrication or construction, the progress of such engineering, fabrication or construction shall not be stopped or altered until Tenant directs such action by a notice containing any acceptance by Tenant of any addition to Tenant's Cost which may result therefrom."

(xv) Section 13 (Credit Towards Tenant's Costs) of Exhibit C is deleted.

(xvi) In addition to the matters set forth in Section 6(a) of Exhibit C, Tenant's failure to authorize Landlord to commence performance of the Work on or before January 15, 1997 shall be deemed a Delay Caused By Tenant.

     3.  RENT;  TENANT'S SHARE;  BASE TAXES;  BASE OPERATING EXPENSES.
         ------------------------------------------------------------

         (a) Annual Fixed Rent. Effective as of the First Additional Premises
             -----------------
Commencement Date, "Exhibit J" to the Lease is amended by substituting in lieu thereof a new "Exhibit J" as attached hereto.

         (b) Tenant's Share.  Effective as of the First Additional Premises
             --------------
Commencement Date, Tenant's Share shall mean:

              (i)  0.77% with respect to the Initial Premises; and

              (ii) 0.20% with respect to the First Additional Premises.

         (c) Payment of First Month's Rent. Tenant has, simultaneously with the
             -----------------------------
execution and delivery of this First Amendment, paid to Landlord an amount equal to one-twelfth of the Annual Fixed Rent with respect to the First Additional Premises, to be applied to the first monthly installment of Annual Fixed Rent with respect to the First Additional Premises. Landlord shall hold the amount paid by Tenant under this subsection in trust until the same is applied pursuant to this First Amendment or any other provision of the Lease as amended by this Amendment.

         (d) Rent Concession. Landlord waives payment of Annual Fixed Rent
             ---------------
attributable only to the First Additional Premises for the period from and including the First Additional Premises Commencement Date to and including March 31, 1997. The rent concession provisions of Section 5.5 of the Lease are not applicable to payments of Annual Fixed Rent and Additional Rent attributable to the First Additional Premises.

         (e) Outside Completion Date. If the First Additional Premises
             -----------------------
Commencement Date shall not have occurred on or before March 1, 1997 (the "Outside Completion Date"), which date shall be extended as provided in Section
4.2 of the Lease as amended herein by reason of any Delay Caused by Tenant, without limit as to time and without limiting Landlord's other rights on account thereof, and/or by reason of any event or occurrence of the nature described in
Section 14.3 of the Lease, there shall be added to the rent concession period provided for in Section 3(d) above, a number of days equal to the number of days from the date following the Outside Completion Date to and until the First Additional Premises Commencement Date. Such extension of the rent concession period shall be Tenant's sole and exclusive remedy for Landlord's failure to cause the First Additional Premises Commencement Date to occur within such time. Subject to the foregoing, Tenant hereby waives any right to rescind this First Amendment or the Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to complete Landlord's Work and/or Tenant's Work, or to deliver possession of the First Additional Premises to Tenant on or before the Outside Completion Date.


(F)   Base Taxes and Base Operating Expenses. Landlord and Tenant confirm and
      --------------------------------------
agree as follows:

              (i)  Base Taxes shall mean:

                   (A) Nine Million Three Hundred Sixty-Four Thousand Seven Hundred Forty-Four and 40/100 Dollars ($9,364,744.40) with respect to the Initial Premises; and

                   (B) The actual Taxes for the 1996-1997 Tax Year with respect to the First Additional premises.

              (ii) Base Operating Expenses shall mean:

                   (A) Five Million Eight Hundred Seventy-Eight Thousand Three Hundred Eighty-Six and 88/100 Dollars ($5,878,386.88) with respect to the Initial Premises; and

                   (B> The actual Operating Expenses for the 1997 Operating Year with respect to the First Additional Premises.

     4.    ELECTRICITY.  The provisions of Section 16.1 of the Lease shall not
           -----------
apply to the First Additional Premises. Effective as of the First Additional Premises Commencement Date, solely with respect to the First Additional Premises, Tenant shall pay to Landlord an Electricity Charge as determined below with respect to the First Additional Premises. Accordingly, a new Section 16.1.1 is added to the Lease at the close of Section 16.1 as follows:

           16.1.1   TENANT TO PURCHASE ELECTRICITY; FIRST ADDITIONAL PREMISES.
                    ---------------------------------------------------------

         (a) Landlord shall furnish electricity to the First Additional Premises for a charge to Tenant initially of Five Thousand Three Hundred Fifty-One and 50/100 Dollars ($5,351.50) (the "Electricity Charge") per annum, which shall be adjusted from time to time in accordance with the provisions of this Section 16.1.1 and shall be payable on the first day of each and every calendar month during the Lease Term, and otherwise payable in the same fashion herein provided for the payment of Annual Fixed Rent.

         (b) The Electricity Charge is based upon Landlord's assumption that Tenant's initial electrical installation will not result in a total electrical consumption for lighting and equipment in excess of 0.04 KWH per day, per rentable square foot of the First Additional Premises, and that except for office cleaning, Tenant will use electric energy only during Operating Hours. Accordingly, (i) if Tenant's initial electrical installation exceeds such criteria, or (ii) if there shall be a change in the space constituting the First Additional Premises, or (iii) if Tenant makes material use of electricity during hours other than Operating Hours, or (iv) if Tenant after completion of its initial installation adds or subtracts any machinery, appliances or equipment which materially increases or decreases the aggregate electrical load in the First Additional Premises, the Electricity Charge shall be increased proportionately to reflect any excess or increase in such use. On or after the First Additional Premises Commencement Date, Landlord may engage a reputable independent electrical consultant to make a survey of the electric consumption at the First Additional Premises to determine if Tenant's electric consumption exceeds the criteria set forth above. If any such survey discloses that such use exceeds the criteria set forth above, the Electricity Charge shall be increased proportionately by the amount of such excess, effective as of the First Additional Premises Commencement Date (or if the increase in such cost is a result of an increase in electrical consumption which began after the First Additional Premises Commencement Date, then effective as of the date of such increase in electrical consumption). Upon delivery of such statement, (A) Tenant shall pay Landlord the amount of such increase from the First Additional Premises Commencement Date (or from the date of any increase in electrical consumption, as the case may be) through the date of such statement, and (B) tenant's regular monthly payments under this Lease shall be increased to reflect any such increase in the Electricity Charge. If the Electricity Charge shall have been increased as hereinabove provided, and thereafter a subsequent survey discloses that the cost to Landlord of the Tenant's annual electric consumption shall have decreased following the prior survey, then the Electricity Charge shall be reduced by the amount of such decrease, effective as of the date of such decrease, provided, however, that in no event shall such Electricity Charge be reduced below the initial amount of the Electricity Charge effective on the First Additional Premises Commencement Date. In such event, Landlord shall reimburse Tenant for the amount of such decrease, and Tenant's regular monthly payments under this Lease shall be reduced to reflect any such decrease in the Electricity Charge. The cost of any such survey shall be shared equally by Landlord and Tenant. The findings of such consultant shall be conclusive and binding upon Landlord and Tenant.

     (c) If either (i) the public utility rate schedule for the supply of electricity to the Building shall be (A) increased or (B) superseded during the Lease Term (using the rate in effect on the date hereof as the base rate), or
(ii) electricity or energy consumption shall be measured by any other means, including, but not limited to, the cost of private sources of energy, then the Electricity Charge shall be increased in the same percentage effective from the effective date of such increase in the public utility rate schedule. If after the Electricity Charge has been increased by reason of any such increase in the public utility rate schedule such public utility rate schedule shall thereafter decrease, then the Electricity Charge shall be decreased in the same percentage effective from the effective date of such decrease, but in no event below the initial amount of the Electricity Charge.

     (d) Landlord reserves the right to discontinue furnishing electricity to Tenant in the First Additional Premises at any time upon not less than thirty
(30) days' written notice to Tenant; provided, however, that Landlord shall not discontinue furnishing electricity to Tenant until Tenant shall have made arrangements to obtain electricity from the public utility serving the Building (unless Tenant shall have failed to use reasonable diligence to obtain such electric service). If Landlord, at Landlord's option, exercises such right of discontinuance as provided herein, this Lease shall continue in full force and effect and shall be unaffected thereby, except that, from and after the effective date of such discontinuance, (i) the Electricity Charge shall no longer be payable under this Lease, (ii) Tenant shall arrange to obtain electricity directly from the public utility company supplying electricity to the Building, (iii) all meters, equipment and other facilities which may be required for Tenant to obtain electricity directly from such public utility company shall be installed by Landlord, at Tenant's expense, and the actual cost thereof shall be payable to Landlord upon demand, as Additional Rent, without set-off or deduction, if in Landlord's reasonable judgment the same are necessary, and (iv) any such installation shall be maintained by Tenant, at its expense, and shall be subject to such conditions as Landlord and/or the public utility company may require, and Landlord shall not be liable to Tenant therefor and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

     (e) Landlord reserves the right to determine Tenant's electrical consumption by a check-meter or other reasonable monitoring device, in which event Tenant shall pay to Landlord as an additional charge, for electricity supplied to the First Additional Premises an amount equal to (i) the Average Rate (as hereinafter defined) multiplied by the number of kilowatt-hours of electricity used in the First Additional Premises during the period for which such payment is being made, plus (ii) five percent (5%) of the amount set forth in clause (i) above. Such payments shall be made within ten (10) days after receipt of a statement setting forth the number of kilowatt-hours used in the First Additional Premises during such period, the Average Rate, and the computation of Tenant's payment. Landlord shall advise Tenant in advance of the time Landlord will be reading Tenant's meter(s), which reading shall not be more frequent than once every month, and Tenant or its representative shall have the right to accompany Landlord's representative for the purpose of verifying Landlord's reading. For purposes hereof, the term "Average Rate" shall mean the average cost to Landlord of supplying one (1) kilowatt-hour of electricity to the floor on which the First Additional Premises are located, and such Rate shall be determined by dividing (A) the electric bill for the floor on which the First Additional Premises are located for the period(s) covered by Tenant's payment by (B) the number of kilowatt-hours of electricity supplied to such floor during such period.

         (f) If any taxes or charges are or shall be imposed upon Landlord or its agent in connection with the sale or resale of electricity to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes or charges shall be passed on to Tenant and paid by Tenant to Landlord or its agent upon demand, as Additional Rent, without set-off or deduction. At all times during the Lease Term, Tenant shall comply with all present and future general rules, regulations, terms and conditions applicable to service equipment, wiring and requirements in accordance with the regulations of the public utility company supplying electricity to the Building.

         (g) Promptly after any adjustments in the Electricity Charge become effective pursuant to this Section 16.1.1, the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require confirming such adjustments, but failure to do so shall have no effect on any such adjustments.

     5.  FLOOR PLANS. Effective as of the First Additional Premises Commencement
         -----------
Date, "Exhibit B" to the Lease is hereby amended by adding thereto the "Floor Plan With Respect to the First Additional Premises" attached thereto.

     6.    ADDITIONAL CONDITION ON SUBLETTING THE FIRST ADDITIONAL
           -----------------------------------------------------
PREMISES. In addition to all of the conditions and restrictions contained in
--------
Article 13 of the Lease, in the event of a permitted subletting of the First Additional Premises, in no event shall there be more than one occupant (including Tenant) in the First Additional Premises.

     7.   HOLDING OVER WITH RESPECT TO FIRST ADDITIONAL PREMISES.
          ------------------------------------------------------
With respect to the First Additional Premises only, any holding over by Tenant after the expiration of the Lease Term with respect thereto which is accepted by Landlord shall be treated as creating a month-to-month tenancy at two hundred percent (200%) of the Annual Fixed Rent with respect to the First Additional Premises and at the full amount of the Additional Rent provided for herein with respect to the First Additional Premises immediately prior to such expiration and shall otherwise be on the terrns and conditions set forth in the Lease, as amended by this First Amendment, as far as applicable. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant, including without limitation the right to terminate such month-to-month tenancy as provided by law at any time after the expiration of the Lease Term with respect thereto and any right to damages in the event that Tenant's holding over causes Landlord to suffer any loss.

     8.  BROKERS. Tenant warrants and represents that Tenant has not dealt with
         -------
any broker in connection with the consummation of this First Amendment other than Williams Real Estate Co., Inc. and Edward S. Gordon Company, Inc. Landlord agrees that it shall be solely responsible for the payment of any brokerage commission or fee which may be due to Williams Real Estate Co., Inc. and Edward S. Gordon Company, Inc.

     9.  DEFINITIONS All capitalized terms used herein shall have the same
         -----------
meaning as set forth in the Lease unless specifically otherwise provided herein.

     10.  EFFECT OF AMENDMENT. Except as set forth herein, the Lease shall
          -------------------
remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by this First Amendment.

                            Signatures on next page.

     EXECUTED in one or more counterparts by persons or officers hereunto duly authorized as of the date and year first above written.


WITNESS:                           LANDLORD:


                                   LEXREAL ASSOCIATES

                                   By:  599 Lexington Avenue Associates Limited
                                        Partnership, General Partner

                                        By:  599 Lexington Avenue General
                                             Associates,
                                             Managing General Partner

                                             By:  MSZ 1983 Limited
                                                  Partnership, General
                                                  Partner


                                                  By: /s/ Mortimer B. Zuckerman
-------------------------                            --------------------------
                                                      Mortimer B. Zuckerman
                                                      General Partner


                                        TENANT:

                                        YOUNG BROADCASTING, INC.



                                        By: /s/ Alfred A. Porzio
-------------------------                  ------------------------------
                                           Name: Alfred A. Porzio
                                           Title: Vice President

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